Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated February 19, 2024, with respect to the consolidated financial statements of Barclays PLC and its subsidiaries, and the effectiveness of internal control over financial reporting, included in the annual report on Form 20-F of Barclays PLC for the year ended December 31, 2023, incorporated herein by reference and to the reference to our firm under the heading “Experts” in the registration statement.

/s/ KPMG LLP

KPMG LLP

London, United Kingdom

March 1, 2024